UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MORGAN STANLEY

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date filed:

1585 Broadway
New York, New York 10036

April 2, 2007

Dear Fellow Shareholder:

The important 2007 annual meeting of shareholders of Morgan Stanley is just a few days away. According to our latest records, we have not received your proxy. Your Board of Directors recommends that shareholders vote “FOR” the nominees in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposals 4 and 5.

Time is short and your vote is important. We urge you to VOTE TODAY by telephone or by the Internet, or by signing, dating and returning the enclosed proxy card in the overnight mail envelope provided.

Thank you for your cooperation.

Very truly yours,

Thomas R. Nides
Chief Administrative Officer and Secretary

SINCE TIME IS SHORT WE URGE YOU TO VOTE YOUR SHARES
BY TELEPHONE OR BY THE INTERNET.

Please follow the easy instructions on the enclosed card.

If you have questions, or need assistance in voting your shares, please call our proxy solicitors at either of the following TOLL-FREE telephone numbers:

(800) 967-7921

OR

(877) 750-5837